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                                PROMISSORY NOTE


                                                                Honolulu, Hawaii
$10,000,000.00                                                      APR 12, 1999

     FOR VALUE RECEIVED, SCHULER HOMES, INC., a Delaware corporation (the "Maker"), promises to pay to the order of FIRST HAWAIIAN BANK, a Hawaii corporation, at its office at 999 Bishop Street, Honolulu, Hawaii, or at such other place as the holder of this Note (the "Holder") may from time to time designate, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as is from time to time advanced.

     Interest shall accrue and be payable in the same manner as set forth in that certain Second Amended and Restated Credit Agreement dated September 30, 1998, as amended (the "Credit Agreement") executed by and among the Maker, First Hawaiian Bank, as administrative and co-syndication agent, Bank of America NT&SA, as documentation and co-syndication agent, and First Hawaiian Bank, Bank of America NT&SA, Bank Boston, NA, Bank One, Arizona, NA and Bank
of Hawaii, as "Banks", which is incorporated herein by reference.   All
unpaid principal, all accrued but unpaid interest, and all unpaid fees and charges hereunder shall be due and payable on July 12, 1999, unless due sooner following the occurrence of an "Event of Default", as defined in the Credit Agreement.

     If any payment of principal or interest shall not have been paid within ten
(10) days after the same becomes due and payable, the Holder, in addition to its other remedies, may collect, and the Maker shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.

     During the existence of an "Event of Default", as defined in the Credit Agreement, the Maker shall pay interest in the same manner as set forth in the Credit Agreement.

     Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds.

     The Maker shall pay to the Holder a commitment fee in the amount of $5,000.00 due at closing and a funding fee in the amount of $5,000.00 upon initial funding of the loan.

     The Maker promises to pay such attorneys' fees and expenses as are incurred by the Holder to induce or compel the payment of this Note or any portion of the indebtedness evidenced hereby, whether suit is brought hereon or not.

     Except as otherwise provided herein, the Maker and all others who may become liable for any part of this obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release of parties obligated hereunder or forbearance in the enforcement hereof.

     No provision in this Note may be waived, modified or cancelled orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought.


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     The Maker represents and warrants that the execution, delivery, performance of and compliance with each and all of the terms of this Note will not result in any violation of or be in conflict with or constitute a default under any term or provision of the Credit Agreement.

     This Note shall be governed by and construed according to the laws of the State of Hawaii.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed.

                                       SCHULER HOMES, INC.


                                       By   /s/ Douglas M. Tonokawa
                                          --------------------------------
                                        Name:  Douglas M. Tonokawa
                                        Title: Vice President of Finance

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STATE OF HAWAII               )
                              ) SS:
CITY AND COUNTY OF HONOLULU   )


     On this ________ day of April 8, 1999, personally appeared
Douglas M. Tonokawa, to me personally known, who, being by me duly sworn or affirmed did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

                                         /s/ Lorraine Takara
                                       ---------------------------------------
                                        Lorraine Takara

                                       Notary Public, State of Hawaii
                                       My commission expires: JUN 20, 2001

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